UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On June 9, 2016, Craig A. Wheeler was elected to the Board of Directors of Amicus Therapeutics, Inc. (the “Company”) as a Class II director. Mr. Wheeler joins the Board of Directors as an independent director and is expected to serve on the Compensation Committee and Science and Technology Committee.

There is no arrangement or understanding between Mr. Wheeler and any other person pursuant to which Mr. Wheeler was elected as director of the Company. There are no relationships or transactions in which Mr. Wheeler has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

(e) On June 9, 2016, the stockholders of the Company approved the Amended and Restated 2007 Equity Incentive Plan (the “Plan”) at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The amendments to the Plan make an additional 15,000,000 shares of the Company’s common stock available for issuance as equity incentive awards.  Only 5,000,000 shares may be granted or sold as awards of restricted stock, restricted stock units, stock grants and any other similar awards.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the Plan filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders elected John F. Crowley, Margaret G. McGlynn, R.Ph., Michael G. Raab and Glenn P. Sblendorio as Class III directors to serve a three-year term expiring at the 2019 Annual Meeting of Stockholders or until their respective successors have been elected. In addition, the stockholders (i) approved the Amended and Restated 2007 Equity Incentive Plan, (ii) approved the issuance of shares of the Company’s common stock in connection with a specific milestone payment that may become payable to the former Scioderm stockholders in accordance with the NASDAQ Rules, (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and (iv) approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The final voting results on these matters were as follows:

1.                                      Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John F. Crowley	94,500,872	3,210,528	17,682,198
Margaret G. McGlynn, R.Ph.	90,901,020	6,810,380	17,682,198
Michael G. Raab	94,469,296	3,242,104	17,682,198
Glenn P. Sblendorio	94,702,050	3,009,350	17,682,198

2.                                      Approval of the Amended and Restated 2007 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
68,590,225	29,087,596	33,579	17,682,198

3.                                      Approval of the issuance of Company common stock to pay a certain milestone payment that may become due to former Scioderm stockholders.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
91,348,707	6,331,069	31,624	17,682,198

4.                                      Ratification of Ernst & Young LLC as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
114,743,204	488,343	162,051	0

5.                                      Approval, on an advisory basis, of the Company’s executive compensation.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
97,376,428	284,682	50,290	17,682,198

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Amicus Therapeutics, Inc. 2007 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: June 13, 2016	By:	/s/ Ellen S. Rosenberg
	Name:	Ellen S. Rosenberg
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Amicus Therapeutics, Inc. 2007 Equity Incentive Plan.